Sun Life Assurance Company of Canada
Sun Life Assurance Company of Canada (U.S.)
(Hereinafter referred to as “the Company”)
One Sun Life Executive Park, Wellesley Hills, MA 02481

Part I of Application for Life Insurance

Section A Insured

First Insured

1a. Ms. Mr. Dr. Miss Mrs.	1b. Name (first, middle initial, last)		1c. Male Female	1d. Birth Date (m/d/y)
1e. Birth Place (country/state)	1f. Social Security/Tax ID Number		1g. Home Phone Number	1h. Work Phone Number
1i. Address (street, city, state, zip code, country) (If mailing address differs, provide in Section K.)
1j. Permanent U.S. Resident Yes No	1k. Years in U.S.	1l. U.S. Citizen Yes No	1m. If No: Valid Green Card or Visa Number	1n. Driver’s License State of Issue
1o. Driver’s License Number		1p. Occupation, Employer Name and Address

Second Insured

2a. Ms. Mr. Dr. Miss Mrs.	2b. Name (first, middle initial, last)		2c. Male Female	2d. Birth Date (m/d/y)
2e. Birth Place (country/state)	2f. Social Security/Tax ID Number		2g. Home Phone Number	2h. Work Phone Number
2i. Address (street, city, state, zip code, country) (If mailing address differs, provide in Section K.)
2j. Permanent U.S. Resident Yes No	2k. Years in U.S.	2l. U.S. Citizen Yes No	2m. If No: Valid Green Card or Visa Number	2n. Driver’s License State of Issue
2o. Driver’s License Number		2p. Occupation, Employer Name and Address

Section B Owner

If the Owner is the same as the Insured, specify:  ❑First Insured ❑Second Insured  ❑Both and ONLY complete question 1g – Email Address.  Specify:   ❑ Company ❑ Individual ❑ Trust

1a. Owner Name			1b. Relationship to Insured
1c. Social Security/Tax ID Number	1d. Birth/Trust Date (m/d/y)	1e. Permanent U.S. Resident Yes No	1f. U.S. Citizen Yes No
1g. Email Address	1h. Phone Number
1i. Name(s) Authorized Company Representative(s)/Trustee(s)			1j. State Trust Established
1k. Address (street, city, state, zip code, country)
1l. Contingent Owner: Name, Relationship to Insured

Section C Coverage

Universal Life (UL)

1a. ❑Sun Universal Protector LP III	2a. ❑ Sun Survivorship Universal Protector LP III
1b. Face Amount (excluding Supplemental Benefits)	2b. Face Amount (excluding Supplemental Benefits)
$	$
1c. Supplemental Benefits/Riders:	2c. Supplemental Benefits/Riders:
❑ Accidental Death Benefit Rider (face amount) $	❑ Estate Preservation Rider
❑ Exchange of Insured Rider	❑ Policy Split Option
❑ Waiver of Monthly Deductions Rider	❑ Charitable Giving Benefit Rider**
❑ Charitable Giving Benefit Rider**	❑
❑ Payment of Stipulated Premium Amount Rider
(stipulated amount) $
❑ Enhanced Surrender Value Rider (SUP PLUS Only)
❑
1d. Death Benefit Options – Select One:	2d. Death Benefit Options – Select One:
❑ Option A – Face Amount (Level)	❑ Option A – Face Amount (Level)
❑ Option B – Face Amount plus Account Value	❑ Option B – Face Amount plus Account Value
❑ Option C – Return of Premium (SUP PLUS Only)	❑ Option C – Return of Premium (SSUP PLUS Only)
❑	❑

**Charitable Giving Benefit Rider – Complete if selected above:

3a. Name of Accredited Organization	3b. 501(c) Tax ID Number
3c. Address	3d. After you receive confirmation of the charitable organization, choose one:
❑ I/We will notify the charity of my/our intent OR
❑ Permit the Company to notify the charity of my/our intent upon my/our death
Variable Universal Life (VUL)
4a. Futurity Protector II	5a. ❑ Futurity Survivorship II
❑ Futurity Accumulator II	❑
❑
4b. Face Amount (excluding Supplemental Benefits)	5b. Face Amount (excluding Supplemental Benefits)
$	$
4c. Supplemental Benefits/Riders:	5c. Supplemental Benefits/Riders:
❑ Accidental Death Benefit Rider (face amount) $	❑ Estate Preservation Rider
❑ Payment of Stipulated Premium Amount Rider	❑ Maturity Extension of Full Death Benefit Rider
(stipulated amount) $	❑ Supplemental Insurance Rider (face amount) $
❑ Waiver of Monthly Deductions Rider	❑
❑ Supplemental Insurance Rider (face amount) $
❑
4d. Death Benefit Options – Select One:	5d. Death Benefit Options – Select One:
❑Option A – Face Amount (Level)	❑Option A – Face Amount (Level)
❑Option B – Face Amount plus Account Value	❑Option B – Face Amount plus Account Value
❑	❑

Section D Premium Plan and Fund Information

Ensure the information matches the illustration	1a. Planned Periodic Premium Amount
	1b. Frequency	❑Annual	❑Semi-Annual	❑Quarterly (for VUL only)
	❑Monthly (pre-authorized checking)		❑List Bill (If existing list bill, provide number: )

1c.Will the premium for this policy be financed through single or multiple loan(s) from a private or public lender now or in the future? . . . . . ❑ Yes ❑ No
If yes, complete the Life Insurance Source of Premium Eligibility Questionnaire.

For VUL only, submit either the Premium Payment Election Form or the Asset Allocation Program Election Form.

Section E Beneficiary

1a. Primary Name	1b. Relationship	1c. %
2a. Primary Name	2b. Relationship	2c. %
3a. Primary Name	3b. Relationship	3c. %
4a. Primary Name	4b. Relationship	4c. %
5a. Primary Name	5b. Relationship	5c. %
Note: Unless otherwise specified: The surviving beneficiaries within a class (primary or contingent) will share equally.

Section F Payor

1.If payor is Insured or Owner check here ❑ and move to section G.
2.If payor is other than the Insured or Owner, indicate type ❑ Company ❑ Individual ❑ Trust and complete questions 2a – 2d.

2a. Name	2b. Social Security/Tax ID Number
2c. Mailing Address (street, city, state, zip code, country)
2d. Name(s) of Authorized Representative(s) (only if a Company is the Payor) or Trustee(s) if a Trust is the Payor

Section G Other Insurance/Replacement Information

1.Does the Applicant/Owner(s) have any existing individual life insurance policy or annuity contract, including those under a binding or conditional receipt or those within an unconditional refund period? . . . . . . . . .❑ Yes ❑ No

2.Will any existing life insurance policy or annuity contract be lapsed, forfeited, surrendered, partially surrendered, assigned, reduced in value or used as a source of premium for the coverage for which application is being made? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .❑ Yes ❑ No
If the answer to No. 1 is “yes,” provide the applicable state form(s). If the answer to No. 2 is “yes,” provide the applicable state form(s) and provide the information requested in the following table.

Insurance Company Insured or AnnuitantPolicy or Contract Number

Section G Other Insurance/Replacement Information (continued)

3.If a replacement is involved, is it intended as an IRC Section 1035 exchange? . . . . . . . . . . . .. . .❑ Yes ❑ No
If yes, provide the necessary forms.

4.For each Proposed Insured, provide details below for all insurance in-force and/or pending, on either a formal or an informal basis, with the Company and any other companies. Include those policies or applications owned personally or by a third party, including but not restricted to individuals(s), business, charity, life settlement or viatical company.

If none, Individual or First Insured initial here ________, Second Insured initial here ________.

Business/
InsurancePersonal/Issue Year/Formal/Total FacePolicy
Proposed InsuredCompanySettlementPendingInformalAmountNumber
a.
b.
c.
d.
e.

5.For each Proposed Insured, state the ultimate amount of life insurance coverage that will be in place on each life (excluding group life or corporate owned life insurance) with the issue of this policy and any other pending application with another company.

Individual or First Insured $	Second Insured $

6.Is the policy applied for through this application being purchased for the purpose of being assigned or sold to a third party or will it replace a policy whose ownership has been assigned or sold to a third party?. . . . . . . .❑ Yes ❑ No.

If yes, complete Part 2 of the Life Insurance Source of Premium Eligibility Questionnaire.

7.If a policy applied for through this application is issued by the Company, will the policy within the next three years be used for any purpose other than the purpose indicated in Section B (Owner), Section E (Beneficiary) and Section H (Finances/Plan Use) of this application?  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ❑ Yes ❑ No.

If yes, provide details:

8.Has an Application for insurance on the life/lives of the Proposed Insured(s) been declined or offered on a basis other than applied? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ❑ Yes ❑ No

If yes, provide details:

Section H Finances/Plan Use

	1. Total Household Income $	2. Total Household Net Worth $
VUL Suitability:	3.The coverage will be used primarily for:
	❑Income Replacement	❑Split Dollar	❑Business Continuity
	❑ Supplemental Retirement Income	❑ Deferred Compensation Plan	❑Estate Plan
	❑ Key Person	❑ Charitable Gift	❑ Bonus Plan
	❑ Premium Financing	❑ Other ________________________

4.Has it been explained to you that the values and benefits provided by the coverage are based on the investment experience of a separate account and may increase or decrease depending upon the investment experience? . . . . .  . ❑ Yes ❑ No

5.Is the coverage, as applied for, in accordance with the insurance and financial objectives you have expressed? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ❑ Yes ❑ No

Section I Proposed Insured(s) Lifestyle Information

	Insured 1	Insured 2
1.Have you used tobacco, (cigarettes, cigars, chewing tobacco, etc.) or products containing nicotine (nicorette gum, nicotine patch, etc.) within the past 12 months?	❑ Yes ❑ No	❑ Yes ❑ No
2.Have you used tobacco or nicotine products in the past and stopped?	❑Yes❑ No	❑Yes❑ No
If yes, date stopped: ____________
3.Do you plan to travel or reside outside of the U.S. and Canada in the next two years?	❑Yes❑ No	❑Yes❑ No
If yes, submit the required Foreign Travel/Residence/Citizenship Questionnaire.
4.Do you hold an active pilot’s license?	❑Yes❑ No	❑Yes❑ No
5.Have you flown as a pilot or co-pilot in any type of aircraft, within the past two years?	❑Yes❑ No	❑Yes❑ No
If yes, submit the required Aviation Questionnaire.
6.Have you participated in scuba diving, parachuting, hang gliding, motorized racing or any hazardous sport?	❑Yes❑ No	❑Yes❑ No
If yes, indicate the sport:
7.While operating a motor vehicle, boat or aircraft, in the last five years, have you:
a.Been charged with any moving violations?	❑Yes❑ No	❑Yes❑ No
b.Had an operator’s license restricted, suspended or revoked?	❑Yes❑ No	❑Yes❑ No
c.Been charged with operating under the influence of alcohol or drugs?	❑Yes❑ No	❑Yes❑ No
If yes, provide details:

Section J Proposed Insured(s) Medical Contact Information

First Proposed InsuredSecond Proposed Insured
1a. Name, Phone Number and Address of Primary Physician/Health Care Provider		2a. Name, Phone Number and Address of Primary Physician/Health Care Provider
1b. Reason for Last Visit	1c. Date (m/d/y)	2b. Reason for Last Visit	2c. Date (m/d/y)
1d. Name, Phone Number and Address of Medical Specialist Last Seen		2d. Name, Phone Number and Address of Medical Specialist Last Seen
1e. Reason for Last Visit and Results	1f. Date (m/d/y)	2e. Reason for Last Visit	2f. Date (m/d/y)

If the application is being submitted on a non-medical basis, complete a separate Part II of Application for Life insurance.

Section K Additional Information/Special Requests

Section L Signature Section

Declarations
I/We understand and agree that:

1.The information provided in this Application (Part I and Part II Medical, if required) is the basis for and becomes part of the insurance contract issued as a result of this Application.

2.No broker/registered representative or medical examiner has the authority to make or modify the Company’s guidelines, to decide whether anyone proposed for insurance is an acceptable risk or to waive any of the Company’s rights or requirements.

3.In accepting coverage, I/we also accept any corrections and amendments made by the Company. No change in plan, amount, benefits, age at issue or classification can be made without my/our written consent. However, the Company may change non-guaranteed elements of the coverage at its sole discretion.

4.Except as provided in a Temporary Life Insurance Agreement having the same date as the Application, no insurance requested in this Application will be effective (a) until coverage is issued during the lifetime of the Proposed Insured(s); and (b) until the Company has received the first full premium due on any coverage that is not Variable Universal Life or the initial premium due on any Variable Universal Life coverage requested; and (c) the statements made in this Application are still complete and true as of the date the coverage is delivered.

5.Sales illustrations are used to assist in understanding how the coverage could perform over time, under a number of assumptions. I/we acknowledge that rates of return or credited interest rates assumed in sales illustrations are hypothetical only and are not estimates or guarantees. The actual performance of any such coverage, including account values, cash surrender values, death benefit and duration of coverage, will be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I/we also understand that any sales illustration used is not a contract and will not become part of any coverage issued by the Company.

6.In connection herewith, it is expressly acknowledged that the insurance, as applied for, is suitable for the insurance needs and financial objectives of the undersigned.

I/we declare that the statements and answers in this Application are complete and true to the best of my/our knowledge and believe that they are correctly recorded.

I/we understand that any person who knowingly and with intent to defraud any insurance company or other person files an Application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects that person to criminal and civil penalties.

For Variable Universal Life applications, I/we also hereby understand and agree that values and benefits provided by the life insurance coverage applied for are based on the investment experience of a separate account and are not guaranteed, such that:

•	The death benefit amount may increase or decrease to reflect the investment experience of the various sub-accounts.

•	The duration of coverage may increase or decrease due to the investment experience of the variable sub-accounts.

•	The account value and cash surrender value may increase or decrease to reflect the investment experience of the variable sub-accounts.

•	With respect to the variable sub-accounts, there is no guaranteed minimum coverage value nor are any coverage values guaranteed as to dollar amount.

The Owner acknowledges receipt of a current prospectus from the Company for the variable universal life insurance.

Customer Identification Notice
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who makes an application. This means we will ask you for your name, address, date of birth and other information that will allow us to identify you. We may ask to see your driver’s license or other identifying documents.

I acknowledge receipt of the Customer Identification Notice. I understand that the identity information being provided by me is required by Federal law to be collected in order to verify my identity and I authorize its use for this purpose.
Section L Signature Section (continued)

Authorization

I/we, hereby authorize any: (a) physician, health care provider, health plan, medical professional, hospital, clinic, laboratory, pharmacy or other medical or health care facility, that has provided payment, treatment or services to me or on my behalf; (b) insurance company; (c) state department of motor vehicles; (d) consumer reporting agency; or the Medical Information Bureau, Inc., to disclose or furnish to the Underwriting Department of the Company, their subsidiaries, affiliates, third party administrators and reinsurers, any and all non-health information relating to me.

I/we understand that the Company will use the information it obtains to: (a) underwrite my Application for coverage, (b) make eligibility, risk rating, coverage issuance and enrollment determinations; (c) obtain reinsurance; (d) administer claims and determine or fulfill responsibility for coverage and provision of benefits; (e) administer coverage; and/or (f) conduct other legally permissible activities that relate to any coverage I/we have or have applied for with the Company.

I/we hereby authorize the Company to disclose any information it obtains about me to the Medical Information Bureau, Inc., or any other life insurance company with which I/we do business. I/we understand that the Company will not disclose information it obtains about me except as authorized by this Authorization; as may be required or permitted by law; or as I/we may further authorize. I/we understand that if information is redisclosed as permitted by this Authorization, it may no longer be protected by applicable federal privacy law.

This Authorization shall apply to information relating to my dependents if they are to be insured under the life insurance coverage applied for.

I/we understand that: (a) this Authorization shall be valid for 30 months from the date I sign it; (b) I/we may revoke it at any time by providing written notice to the Underwriting Department of the Company at the address shown on page 1 of this form, subject to the rights of any person who acted in reliance on it prior to receiving notice of its revocation; and (c) my authorized representative and I/we are entitled to receive a copy of the Authorization upon request. A copy of this Authorization shall be as valid as the original.

Signature of Proposed Insured (not required if under age 15)		Signature of 2nd Proposed Insured (not required if under age 15)
X		X
Signature of Personal Representative of Proposed Insured		Signature of Personal Representative of Proposed Insured
X		X
Relationship to Proposed Insured		Relationship to Proposed Insured
Signature of Owner (if other than Proposed Insured)		Signature of Owner (if other than Proposed Insured)
X		X
Signature of Co-Owner		Signature of Co-Owner
X		X
Signature of Broker/Registered Representative
X
Signed at	City/State	Date (m/d/y)

Section M Broker’s/Registered Representative’s Report Page
		Life 1	Life 2
1.If the Application was taken on a non-medical basis, were answers from the Proposed Insured(s) obtained personally and in your presence?		❑ Yes ❑ No	❑ Yes ❑ No
2.Does the Proposed Insured(s) appear to be in good health?		❑Yes❑ No	❑Yes❑ No
3.Are you aware of anything about the lifestyle, habits or driving record of the Proposed Insured(s) that would have an adverse affect on insurability?		❑Yes❑ No	❑Yes❑ No
If yes, provide details:
4.Do you have any knowledge as to whether a formal or informal application for life insurance on the Proposed Insured has been submitted to another insurer or reviewed by one or more reinsurance companies on a facultative basis?
		❑Yes❑ No	❑Yes❑ No
If yes, provide details:
5. Previous address of Proposed Insured(s) if moved within the last two years:

6.Does the Applicant/Owner(s) have any existing individual life insurance policy or annuity contract, including those under a binding or conditional receipt or those within an unconditional refund period?
		❑Yes❑ No	❑Yes❑ No
If yes, provide the applicable state form(s)
7.Will any existing life insurance policy or annuity contract be lapsed, forfeited, surrendered, partially surrendered, assigned, reduced in value or used as a source of premium for the coverage for which application is being made?
		❑Yes❑ No	❑Yes❑ No
If yes, provide details and
applicable state form(s).
8.Based on your reasonable inquiry about the Owner’s financial situation, insurance objectives and needs, do you believe that the coverage as applied for is suitable for the insurance needs and anticipated financial objectives of the Owner?
		❑Yes❑ No	❑Yes❑ No
9.Proposed Insured’s Marital Status:	Life One	Life Two

10.Proposed Insured’s Annual Household Income	Life One	Life Two

CERTIFICATION:

I,	Print Registered Representative’s Name
certify:
1.(a) that the questions contained in this Application were asked of the Proposed Insured(s) and Owner and correctly recorded; (b) that this Application, report and any accompanying information are complete and true to the best of my knowledge and belief; (c) that I have given the Proposed Insured(s) the Privacy Information Notices including Medical Information Bureau, Inc. (MIB, Inc.), Fair Credit Reporting Act, and Consumer Report Notices; and (d) that the provisions of the Temporary Life Insurance Agreement, including limitations and exclusions, have been explained to the Owner.

2.For Variable Universal Life applications: (a) that I have reviewed with the Owner all the policy features and have given a current prospectus for the plan of insurance indicated in Section C of this Application, and (b) that information regarding the policy applied for and the Owner’s financial situation, insurance objectives and needs has been submitted to my Broker/Dealer for suitability review.

3.That evidence as to the identities of the Owner(s) has been obtained and recorded.
4.That the source of funds for purchase of the insurance has been obtained and recorded.

Section M Broker’s/Registered Representative’s Report Page (continued)

Anti-Money Laundering Customer Identity Information
I have reviewed the Owner’s identity document presented and recorded the following information from it:

Applicant’s Name
Address
City	State	Date of Birth(m/d/y)
ID Document (Individual) (e.g., Driver’s License)
ID Document (Corporation or other non-natural person) (e.g., a government issued document showing the existence of the entity, e.g., a certificate of good standing or equivalent)
ID Number		Expiration Date (m/d/y)

Anti-Money Laundering Training
I have received relevant anti-money laundering training within the last 12 months, given by the Company, another insurance company or other financial institution, or offered through a national association (e.g., NAIFA, NAILBA) or competent third party (e.g., LIMRA). I also hereby acknowledge my obligations, including compliance with the Company’s Anti-Money Laundering Program, as described in the Company’s Market Conduct Guide for Individual Life and Annuity Producers.

Date (m/d/y)	State Insurance License Number	Signature(s) of Broker(s)/Registered Representative(s)
X
X
X

©2007 Sun Life Assurance Company of Canada, Wellesley Hills, MA 02481. All rights reserved. Sun Life Financial and the globe symbol are registered trademarks of Sun Life Assurance Company of Canada, a member of the Sun Life Financial group of companies.

[Missing Graphic Reference]

	Proposed Insured	2nd Proposed Insured
1.Within the last three years, have you, the Proposed Insured, consulted a physician or received treatment for cancer, stroke, pneumonia, heart attack or any disease of the heart?	❑Yes❑ No	❑Yes❑ No
2.Have you, the Proposed Insured, within the last 60 days had or been advised to have any diagnostic test, treatment or surgery not yet performed?	❑Yes❑ No	❑Yes❑ No
3.Do you, the Proposed Insured, have health symptoms or complaints for which a physician has not yet been consulted or treatment received? For example, persistent fever, unexplained weight loss, loss of appetite, pain or swelling, etc.?
	❑Yes❑ No	❑Yes❑ No
If any of the previousquestions has a “Yes” answer, no payment will be accepted. Do not detach receipt.
I/we have read and understand the conditions of the Temporary Life Insurance Agreement and agree that the above statements are complete and true to the best of my/our knowledge and believe that they are correctly recorded.

	Signature of Proposed Insured X	Date (m/d/y)
	Signature of 2nd Proposed Insured X	Date (m/d/y)
	Signature of Owner X	Date (m/d/y)

TEMPORARY LIFE INSURANCE AGREEMENT AND RECEIPT
We will provide temporary life insurance coverage on the person(s) proposed for insurance who have signed the Temporary Life Insurance Application, made an advance payment and completed Part 1 of the Application, subject to the following:

Person(s) Covered – Coverage will be provided on: (a) the proposed insured(s); or (b) the surviving insured on a plan that insures two lives and provides a benefit on the death of the surviving insured.

Start of Coverage – Coverage begins with the date you complete and sign the Temporary Life Insurance Application, and provide us with a valid check equal to a minimum of two months premium, or the full modal premium, for the lesser of: (a) the amount of coverage requested; (b) $2,000,000 if coverage is to be single life; (c) $4,000,000 if coverage requested is joint and last survivor. No advance payment may be taken on applications with coverage exceeding $2,000,000 on a single life or $4,000,000 on a joint and survivor contract until the life insurance underwriter has communicated their final decision and a policy has been presented to policy owner or trustee.

Limitation of Coverage – No coverage will be provided if: (a) if the proposed insured(s) age is 71 or greater; (b) any question material to our assessment of the risk on the Temporary Life Insurance Application is not answered completely and truthfully; (c) any question on the Temporary Life Insurance Application is answered “Yes”; or (d) a proposed insured whether sane or insane, commits suicide.

Amount and Limitation of Amount – Amount of coverage will be the amount you request in the Part 1 of the Application associated with this Temporary Life Insurance Application subject to limitations. Coverage on any person under this and all other temporary life insurance agreements with us will be limited to the lesser of: (a) the amount of coverage requested on the Part 1 of the Application associated with this Temporary Life Insurance Application; (b) $2,000,000 if coverage is single life; (c) $4,000,000 if coverage requested is joint and last survivor. These amounts are inclusive of any Accidental Death Benefit if elected. If more than one life insurance application is pending on any person and the total amount of insurance applied for exceeds $2,000,000 on a single life application and $4,000,000 on a joint and survivor application, then the coverage under this Temporary Life Insurance Agreement will be reduced to that proportion of $2,000,000 single life or $4,000,000 if joint and survivor, which the amount applied for under the Part 1 of the Application associated with this Temporary Life Insurance Application bears to the total amount applied for under all such applications for temporary life insurance coverage.

Termination of Coverage – Coverage will terminate on the earlier of the following dates: (a) you request; or (b) of written notice from “the Company”; or (c) the ninetieth (90th) day following the date of this Temporary Life Insurance Application; or (d) of refund of any advance payment made with the application associated with this Temporary Life Insurance Application; or (e) the day the policy is issued.

Payment of Benefits – No benefits will be paid on the first death on a plan that insures two lives while covered by this Temporary Life Insurance Agreement. If proposed insureds’ deaths occur simultaneously or within 30 days of each other, the benefit will be paid to the beneficiary named in the application associated with this Temporary Life Insurance Application.

The Company acknowledges receipt of

$
paid in connection with application for life insurance on the life/lives of

Date (m/d/y)

Name of Owner	Signature of Owner X
Name of Broker/Registered Representative	Signature of Broker/Registered Representative X

For Traditional applications, premium checks must be made payable to Sun Life Assurance Company of Canada. For Variable Universal Life applications, premium checks must be made payable to Sun Life Assurance Company of Canada (U.S.).

COMPANY COPY
©2005 Sun Life Assurance Company of Canada, Wellesley Hills, MA 02481. All rights reserved. Sun Life Financial and the globe symbol are service marks of Sun Life Assurance Company of Canada, a member of the Sun Life Financial group of companies.
[Missing Graphic Reference]

	Proposed Insured	2nd Proposed Insured
1.Within the last three years, have you, the Proposed Insured, consulted a physician or received treatment for cancer, stroke, pneumonia, heart attack or any disease of the heart?	❑Yes❑ No	❑Yes❑ No
2.Have you, the Proposed Insured, within the last 60 days had or been advised to have any diagnostic test, treatment or surgery not yet performed?	❑Yes❑ No	❑Yes❑ No
3.Do you, the Proposed Insured, have health symptoms or complaints for which a physician has not yet been consulted or treatment received? For example, persistent fever, unexplained weight loss, loss of appetite, pain or swelling, etc.?
	❑Yes❑ No	❑Yes❑ No
If any of the previousquestions has a “Yes” answer, no payment will be accepted. Do not detach receipt.
I/we have read and understand the conditions of the Temporary Life Insurance Agreement and agree that the above statements are complete and true to the best of my/our knowledge and believe that they are correctly recorded.

	Signature of Proposed Insured X	Date (m/d/y)
	Signature of 2nd Proposed Insured X	Date (m/d/y)
	Signature of Owner X	Date (m/d/y)

TEMPORARY LIFE INSURANCE AGREEMENT AND RECEIPT
We will provide temporary life insurance coverage on the person(s) proposed for insurance who have signed the Temporary Life Insurance Application, made an advance payment and completed Part 1 of the Application, subject to the following:

Person(s) Covered – Coverage will be provided on: (a) the proposed insured(s); or (b) the surviving insured on a plan that insures two lives and provides a benefit on the death of the surviving insured.

Start of Coverage – Coverage begins with the date you complete and sign the Temporary Life Insurance Application, and provide us with a valid check equal to a minimum of two months premium, or the full modal premium, for the lesser of: (a) the amount of coverage requested; (b) $2,000,000 if coverage is to be single life; (c) $4,000,000 if coverage requested is joint and last survivor. No advance payment may be taken on applications with coverage exceeding $2,000,000 on a single life or $4,000,000 on a joint and survivor contract until the life insurance underwriter has communicated their final decision and a policy has been presented to policy owner or trustee.

Limitation of Coverage – No coverage will be provided if: (a) if the proposed insured(s) age is 71 or greater; (b) any question material to our assessment of the risk on the Temporary Life Insurance Application is not answered completely and truthfully; (c) any question on the Temporary Life Insurance Application is answered “Yes”; or (d) a proposed insured whether sane or insane, commits suicide.

Amount and Limitation of Amount – Amount of coverage will be the amount you request in the Part 1 of the Application associated with this Temporary Life Insurance Application subject to limitations. Coverage on any person under this and all other temporary life insurance agreements with us will be limited to the lesser of: (a) the amount of coverage requested on the Part 1 of the Application associated with this Temporary Life Insurance Application; (b) $2,000,000 if coverage is single life; (c) $4,000,000 if coverage requested is joint and last survivor. These amounts are inclusive of any Accidental Death Benefit if elected. If more than one life insurance application is pending on any person and the total amount of insurance applied for exceeds $2,000,000 on a single life application and $4,000,000 on a joint and survivor application, then the coverage under this Temporary Life Insurance Agreement will be reduced to that proportion of $2,000,000 single life or $4,000,000 if joint and survivor, which the amount applied for under the Part 1 of the Application associated with this Temporary Life Insurance Application bears to the total amount applied for under all such applications for temporary life insurance coverage.

Termination of Coverage – Coverage will terminate on the earlier of the following dates: (a) you request; or (b) of written notice from “the Company”; or (c) the ninetieth (90th) day following the date of this Temporary Life Insurance Application; or (d) of refund of any advance payment made with the application associated with this Temporary Life Insurance Application; or (e) the day the policy is issued.

Payment of Benefits – No benefits will be paid on the first death on a plan that insures two lives while covered by this Temporary Life Insurance Agreement. If proposed insureds’ deaths occur simultaneously or within 30 days of each other, the benefit will be paid to the beneficiary named in the application associated with this Temporary Life Insurance Application.

The Company acknowledges receipt of

$
paid in connection with application for life insurance on the life/lives of

Date (m/d/y)

Name of Owner	Signature of Owner X
Name of Broker/Registered Representative	Signature of Broker/Registered Representative X

For Traditional applications, premium checks must be made payable to Sun Life Assurance Company of Canada. For Variable Universal Life applications, premium checks must be made payable to Sun Life Assurance Company of Canada (U.S.).

CLIENT COPY

©2005 Sun Life Assurance Company of Canada, Wellesley Hills, MA 02481. All rights reserved. Sun Life Financial and the globe symbol are service marks of Sun Life Assurance Company of Canada, a member of the Sun Life Financial group of companies.
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Sun Life Assurance Company of Canada (U.S.) [“the Company”], a member of the Sun Life Financial group of companies, provides insurance, annuities and other financial services to our customers, and as part of these services, we are entrusted with confidential information. We take this responsibility seriously and all of our employees and our authorized representatives recognize the importance of maintaining confidentiality. The Company gathers information about you to determine fair and reasonable charges for your insurance. Once you are a policyholder, we will need information about you to provide a variety of services, to reinstate a policy or to evaluate requests for changes in coverage.

Confidentiality

Life insurance companies are among the largest gatherers of information about individuals. The Company has long been aware of the importance of guarding the confidentiality of such information and we have internal standards and controls governing its use. All employees must follow the procedures outlined in our Code of Business Conduct and Business Conduct Guide. Other than as required or permitted by law, the information gathered will not be released to anyone without your authorization or consent.

Authorization for Information

Your signed authorization will allow the Company, or our authorized representatives, to gather information from physicians, health care providers, hospitals, medically related facilities, specialized clinics dealing in substance abuse and treatment, mental health facilities, the Medical Information Bureau, other insurance companies to which you have applied, consumer reporting agencies, or public records such as a motor vehicle record. Your signed authorization also allows us to share this information with the Medical Information Bureau, reinsurers used by the Company and other insurance companies to which you have applied for coverage.

The Underwriting Process

Underwriting is a process by which an insurance company determines fair and reasonable charges for the risk we are asked to consider. Underwriting may start with the submission of a formal or informal Application which contains medical information needed to evaluate the risks. The information obtained as part of this process may consist of a medical examination, blood and urine tests, special tests, medical records from health care providers or hospitals, motor vehicle reports or investigative consumer reports. Using this information the underwriters will further evaluate the risk based on other factors, such as tobacco use, driving record or hazardous activities.

After the evaluation process is completed, charges and the terms of the contract may be altered or the underwriter may find the risk to be unacceptable altogether. The majority of contracts are issued as applied for. If we increase your charges or do not accept the risk, you will be notified. You have the right to request in writing the reason for this action within 30 days of our decision. Due to the confidential nature of the decision, a written authorization and request to our medical director will be required. We will promptly forward the requested information. Our policy is to respond through your attending physician, as he or she is familiar with your medical history and would be better equipped to answer any questions you may have concerning the medical findings leading to our decision. In those states that require the release of information directly to you we will do so upon receipt of your written request. In those states that prohibit the release of sensitive information directly to the prospective Insured we will do so through a named physician or health department.

Please direct this type
of request to:Sun Life Financial
Attn: Medical Director, Sun Code 1294
One Sun Life Executive Park
Wellesley Hills, MA 02481

Laboratory Testing

To assist in determining your eligibility for insurance, the Company will request some lab testing to be completed. This could include an analysis of blood, urine and/or saliva obtained as part of your insurance exam. The testing is done by a licensed laboratory and the results will be sent directly to us.

The blood testing may include tests for HIV antibody, diabetes, kidney and liver functions, hepatitis, and cholesterol, as well as other tests. Urine testing will include tests for diabetes, kidney function, prescription medications, drugs of abuse and nicotine/cotinine tests. As with the rest of your medical information all test results are treated confidentially and shared only with your authorization and consent, except as required by law. Some states require the reporting of positive test for HIV and for hepatitis to the state department of health.

Information Exchange

With your signed authorization the Company and its reinsurers may make a brief report on the information received in some Applications to the Medical Information Bureau (“MIB, Inc.”). The MIB, Inc. is a non-profit membership organization of life insurance companies which operates an information exchange on behalf of its members. Upon request by another insurance member company to which you have applied for life or health insurance coverage, or to which a claim has been submitted, and to whom you have given a signed authorization, the MIB, Inc. will supply such a company with whatever information it may have in its files, which may include information provided by the Company.

Upon receipt of a request from you, the MIB, Inc. will arrange disclosure of any information it may have in your file. If you question the accuracy of any information in your file, you may contact the MIB, Inc. and seek a correction in accordance with the procedures set forth in the Fair Credit Reporting Act.

The address of the                                           Medical Information Bureau, Inc.
MIB, Inc. information                                                      P.O. Box 105
office is:                                Essex Station, Boston, MA 02112
Tel # (617) 426-3660

Federal Fair Credit Reporting Act

As part of our underwriting, an investigative consumer report may be requested. This report, obtained through an independent reporting service, may include information concerning your character, general reputation, personal characteristics and mode of living. This information is obtained through personal interviews with you, your friends, neighbors and associates. If a report is requested in connection with your Application, you have the right to make a written request as to the nature and scope of the report under the Fair Credit Reporting Act. If information from a consumer report is used in our underwriting decision, you will be notified of the source of this information. If you choose to obtain the information, you have 60 days from notification to request the information.

Your written requestSun Life Financial
should be directed to:Attn: Underwriting Dept. Sun Code 1215
One Sun Life Executive Park
Wellesley Hills, MA 02481

Misrepresentation of Facts

Any person who knowingly and with intent to defraud any insurance company, files an Application for insurance or submits a change to a current policy or files a claim, containing any materially false information or conceals any material information may be guilty of a fraudulent act, which is a crime, and subject to criminal and civil penalties.

©2005 Sun Life Assurance Company of Canada, Wellesley Hills, MA 02481. All rights reserved. Sun Life Financial and the globe symbol are service marks of Sun Life Assurance Company of Canada, a member of the Sun Life Financial group of companies